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                                                                 EXHIBIT 10.5(c)

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT




              This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made February 18, 1997 by and between Valassis Communications, Inc. (the "Corporation") and Richard P. Herpich (the "Executive).

              WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 17, 1994, as amended June 30, 1994 and December 19, 1995 (the "Employment Agreement"); and

              WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to conform the Employment Agreement to the Corporation's new bonus program for sales management.

              NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

              1. Section 3(b) of the Employment Agreement shall be amended to read in its entirety as follows:

                    "(b)    Bonus Compensation.

                            (i) Semi-Annual Cash Bonus. Commencing on January 1,
                    1997, with respect to each six-month period ending on June
                    30 and December 31 thereafter, the Executive shall be paid by the Corporation a semi-annual cash bonus of up to 33.32 percent respectively of the Annual Base Salary in accordance with the targets set by the Board or the Compensation/Stock Option Committee of the Corporation (the "Committee"). Each such semi-annual bonus (the "Semi-Annual Cash Bonus") shall be paid promptly after the end of the applicable six-month period when either the Board or the Committee has determined that applicable targets have been met but in no event later than 60 days after each June 30 and December 31. The Executive shall also be entitled to participate in any programs of the Corporation enabling employees to apply all or part of any bonus to the purchase of the Corporation's stock and receive matching grants.
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                            (ii) Annual National Sales Manager Bonus. Commencing
                    on January 1, 1997, with respect to each 12-month period ending on December 31 thereafter, the Executive shall be eligible for bonus compensation in addition to the Semi-Annual Cash Bonus of up to 65 percent of the Annual
                    Base Salary in accordance with targets set annually by the Executive Vice President and Chief Operating Officer of the Corporation as set forth in Schedule A attached hereto (the "Annual National Sales Manager Bonus Bonus"). Schedule A shall be adjusted before the start of each fiscal year to reflect targets appropriate with respect to market conditions and sales strategies for the coming year. The Annual National Sales Manager Bonus shall be paid promptly after the end of the applicable 12-month period or upon achievement of a particular quota or goal as the case may be (as set forth in Schedule A) when the Executive Vice President and Chief Operating Officer has determined that the applicable targets have been met but in no event later than 60 days after each December 31."

              2. All other terms of the Employment Agreement shall remain in full force and effect.

              3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof. The amendments to the Employment Agreement contained in this Amendment shall be effective from and after January 1, 1997.


              IN WITNESS WHEREOF, the Executive and the Corporation have caused this agreement to be executed as of the day and year first above written.



                                          VALASSIS COMMUNICATIONS, INC.

                                          By:
                                             --------------------------------

                                          Name:  Barry P. Hoffman, Esq.

                                          Title: Secretary





                                          -----------------------------------
                                                   Richard P. Herpich


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